Exhibit 99.1

LifePoint Hospitals Reports First Quarter Results and Announces Share Repurchase Program

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 28, 2003--LifePoint Hospitals, Inc. (NASDAQ:LPNT) today announced results for the first quarter ended March 31, 2003. In addition, the Company announced the adoption by its Board of Directors of a share repurchase program.
    For the quarter ended March 31, 2003, net revenues were $220.9 million, up 21.6% from $181.6 million a year ago. During the quarter ended March 31, 2003, prior year contractual adjustments increased net revenue by $2.9 million, or $0.04 per diluted share. Net income for the quarter totaled $17.7 million, or $0.45 per diluted share, versus $13.7 million, or $0.36 per diluted share in the prior-year period, representing increases of 29.4% and 25.0%, respectively. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, and debt retirement costs (EBITDA) increased 8.2% to $46.0 million for the quarter from $42.6 million in the same period last year.
    Effective January 1, 2003, the Company adopted a new accounting standard (SFAS No. 145) that addresses the classification of gains or losses from early retirement of debt. During 2002, the Company reported losses from the early retirement of debt as extraordinary items, net of tax benefits, in the consolidated statement of income. These losses were reclassified to comply with SFAS No. 145 by reducing previously reported income before minority interest and income taxes for the three months ended March 31, 2002, in the consolidated statement of income. This reclassification had no impact on reported net income.
    Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "Despite pressure on admissions, resulting in part from a weak flu season and weather-related issues, LifePoint demonstrated the inherent strengths of its operating model. Helping to partially compensate for these challenging issues was our emphasis on fiscal discipline, cost controls and success in recruiting and retaining physicians. We will continue to focus on investing in our hospitals and the resultant expansion of services at these facilities."
    The Company's Board of Directors has authorized the repurchase of up to $100 million of LifePoint's outstanding shares of common stock either in the open market or through privately negotiated transactions, subject to market conditions, regulatory constraints and other factors. The Company, which had approximately 39.6 million shares of common stock outstanding as of March 31, 2003, is not obligated to repurchase any specific number of shares under the program. Based on the April 25, 2003, closing price, approximately 4.9 million shares, or 12% of the Company's shares outstanding, could be repurchased for $100 million.
    The Company expects its purchases to be funded with a portion of the Company's available cash and funds available under the Company's Amended and Restated Credit Facility. The Company intends to seek approvals under the credit facility, as necessary.
    In commenting on the share repurchase program, Mr. Donahey said, "Given the current stock market environment and LifePoint's strong balance sheet and cash flow, we believe that a share repurchase program is a meaningful way to enhance stockholder value. At current price levels, we feel LifePoint's stock is an attractive investment and that the use of capital to reduce our outstanding share base is consistent with our capital allocation strategies. We do not believe this will impair our ability to invest in our existing facilities or acquire hospitals in the future."
    In closing, Mr. Donahey added, "We are pleased with our progress in assimilating recent acquisitions. Our track record for successfully operating hospitals should contribute to our ability to accelerate the integration process and contend with all the complexities. We continue to be interested in acquisition opportunities, but we will always maintain the utmost discipline in the selection process. We believe the acquisition pipeline in 2003 will present a number of attractive candidates for our consideration."
    A listen-only simulcast and replay of LifePoint Hospitals' first quarter conference call will be available on-line at www.lifepointhospitals.com and www.companyboardroom.com on April 29, 2003, beginning at 10:00 a.m. Eastern Time.

    LifePoint Hospitals, Inc. operates 28 hospitals in non-urban communities. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,000 employees.

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. These statements are subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians; (ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy; (xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) successful development or license of software and management information systems; (xvii) changes in accounting policies or practices; (xviii) volatility in the market value of our common stock; (xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees; and (xx) those risk and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.

                       LIFEPOINT HOSPITALS, INC.
               UNAUDITED CONSOLIDATED INCOME STATEMENTS
             Dollars in millions, except per share amounts

                                       For the Three Months Ended
                                               March 31,
                                         2003             2002
                                   ---------------   ----------------
                                    Amount   Ratio    Amount   Ratio
                                   -------  ------   -------  ------
Revenues (1)                        $220.9   100.0%   $181.6   100.0%

Salaries and benefits                 90.3    40.9%     70.7    39.0%
Supplies                              28.5    12.9%     22.9    12.6%
Other operating expenses              38.6    17.5%     32.2    17.7%
Provision for doubtful accounts       17.5     7.9%     13.2     7.3%
Depreciation and amortization         11.2     5.1%      9.4     5.2%
Interest expense, net                  3.3     1.5%      4.1     2.2%
Debt retirement costs                   --       -%      1.3     0.7%
ESOP expense                           1.6     0.7%      2.5     1.4%
                                   -------  ------   -------  ------
                                     191.0    86.5%    156.3    86.1%
                                   -------  ------   -------  ------


Income before minority
interest and income taxes             29.9    13.5%     25.3    13.9%
Minority interest in earnings
of consolidated entity                  --       -%      0.7     0.4%
                                   -------  ------   -------  ------

Income before income taxes            29.9    13.5%     24.6    13.5%
Provision for income taxes            12.2     5.5%     10.9     6.0%
                                   -------  ------   -------  ------

Net income                           $17.7     8.0%    $13.7     7.5%
                                   =======  ======   =======  ======


Earnings per share - basic           $0.47             $0.37
                                   =======           =======

Earnings per share - diluted         $0.45             $0.36
                                   =======           =======

Earnings Per Share Calculation:
Net income                           $17.7             $13.7
Add: Interest on convertible
notes, net of taxes                    1.9                --
                                   -------           -------
Adjusted net income                  $19.6             $13.7
                                   =======           =======

Weighted average number of
shares - basic (in thousands)       37,878            37,303
Add: Shares for conversion of
convertible notes (in thousands)     5,279                --
Other share equivalents
(in thousands)                         755             1,153
                                   -------           -------
Weighted average number of shares
 and equivalents - diluted
 (in thousands)                     43,912            38,456
                                   =======           =======

Earnings per share - diluted         $0.45             $0.36
                                   =======           =======

(1) Prior year contractual adjustments increased revenues by $2.9 million, or $0.04 per diluted share for the three months ended March 31, 2003.


                       LIFEPOINT HOSPITALS, INC.
                      CONSOLIDATED BALANCE SHEETS
                          Dollars in millions

                                                   March 31,  Dec. 31,
                                                      2003      2002
                                                    -------   -------
                                                  (Unaudited)    (1)
                                ASSETS
Current assets:
Cash and cash equivalents                             $40.3     $23.0
Accounts receivable, less allowances for
doubtful accounts of $111.5 and $109.1 at
March 31, 2003 and December 31, 2002, respectively     97.8      85.0
Inventories                                            21.0      20.5
Deferred income taxes and other current assets         17.8      14.8
                                                    -------   -------
                                                      176.9     143.3
Property and equipment:
Land                                                   11.3      11.3
Buildings and improvements                            288.0     285.3
Equipment                                             299.9     295.5
Construction in progress                               26.5      18.1
                                                    -------   -------
                                                      625.7     610.2
Accumulated depreciation                             (247.7)   (238.0)
                                                    -------   -------
                                                      378.0     372.2

Deferred loan costs, net                                8.2       8.6
Unallocated purchase price                            134.0     136.1
Intangible assets, net                                  3.6       3.8
Other                                                    --       0.3
Goodwill                                               69.2      69.2
                                                    -------   -------

                                                     $769.9    $733.5
                                                    =======   =======

                        LIABILITIES AND EQUITY
Current liabilities:
Accounts payable                                      $28.4     $28.5
Accrued salaries                                       19.6      24.4
Other current liabilities                              32.7      14.3
Estimated third-party payor settlements                 9.6       8.2
                                                    -------   -------
                                                       90.3      75.4
Long-term debt                                        250.0     250.0
Deferred income taxes                                  25.6      24.9
Professional and general liability risks
and other liabilities                                  26.6      25.6

Stockholders' equity:
Preferred stock                                          --        --
Common stock                                            0.4       0.4
Capital in excess of par value                        298.5     297.2
Unearned ESOP compensation                            (18.5)    (19.3)
Retained earnings                                      97.0      79.3
                                                    -------   -------
                                                      377.4     357.6
                                                    -------   -------
                                                     $769.9    $733.5
                                                    =======   =======

(1) Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          Dollars in millions

                                                   Three Months Ended
                                                         March 31,
                                                     2003       2002
                                                    -------   -------
Cash flows from operating activities:
Net income                                            $17.7     $13.7
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization                          11.2       9.4
Debt retirement costs                                    --       1.3
ESOP expense                                            1.6       2.5
Minority interest in earnings of
consolidated entity                                      --       0.7
Deferred income taxes (benefit)                        (0.1)      0.4
Reserve for professional and general
liability risks, net                                    1.2       3.1
Tax benefit from stock option exercises                  --       0.7
Increase (decrease) in cash from
operating assets and liabilities, net of
effects from acquisitions:
Accounts receivable                                   (11.1)    (20.8)
Inventories and other current assets                   (2.8)     (1.4)
Accounts payable and accrued expenses                   2.4       1.5
Income taxes payable                                   11.8      12.0
Estimated third-party payor settlements                 1.4      11.3
Other                                                   0.9      (0.2)
                                                    -------   -------
Net cash provided by operating activities              34.2      34.2

Cash flows from investing activities:
Purchases of property and equipment, net              (17.2)    (10.0)
Other                                                  (0.2)     (0.1)
                                                    -------   -------

Net cash used in investing activities                 (17.4)    (10.1)

Cash flows from financing activities:
Repurchase of senior subordinated notes                  --      (8.6)
Proceeds from exercise of stock options                 0.2       1.2
Other                                                   0.3      (0.1)
                                                    -------   -------
Net cash provided by (used in)
financing activities                                    0.5      (7.5)

Change in cash and cash equivalents                    17.3      16.6
Cash and cash equivalents at beginning of period       23.0      57.2
                                                    -------   -------
Cash and cash equivalents at end of period            $40.3     $73.8
                                                    =======   =======

Interest payments                                      $0.2      $0.6
                                                    =======   =======

Income taxes paid (received), net                      $0.4     $(2.2)
                                                    =======   =======


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

                                      For the Three Months Ended
                                                March 31,
                                         2003              2002
                                   ---------------   ---------------
                                    Amount   Ratio    Amount   Ratio
                                   -------   -----   --------  -----
Revenues (1)                        $220.9   100.0%   $181.6   100.0%

Salaries and benefits                 90.3    40.9%     70.7    39.0%
Supplies                              28.5    12.9%     22.9    12.6%
Other operating expenses              38.6    17.5%     32.2    17.7%
Provision for doubtful accounts       17.5     7.9%     13.2     7.3%
                                   -------  ------   -------  ------
                                     174.9    79.2%    139.0    76.6%
                                   -------  ------   -------  ------
EBITDA (2)                           $46.0    20.8%    $42.6    23.4%
                                   =======  ======   =======  ======

(1) Prior year contractual adjustments increased revenues by $2.9 million, or $0.04 per diluted share for the three months ended March 31, 2003.

(2) EBITDA is defined as income before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interest in earnings of consolidated entity, and income taxes. Our management uses EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. We believe EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.


The following table reconciles EBITDA as presented above to net income as reflected in LifePoint's consolidated statements of income and in accordance with generally accepted accounting principles (in millions):

                                                   Three Months Ended
                                                         March 31,
                                                     2003       2002
                                                    -------   -------
EBITDA                                                $46.0     $42.6

Depreciation and amortization                         (11.2)     (9.4)
Interest expense, net                                  (3.3)     (4.1)
Debt retirement costs                                    --      (1.3)
ESOP expense                                           (1.6)     (2.5)
Minority interest in earnings
 of consolidated entity                                  --      (0.7)
Provision for income taxes                            (12.2)    (10.9)
                                                    -------   -------
Net income                                            $17.7     $13.7
                                                    =======   =======

                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                           Three Months Ended
                                                  March 31,
                                         2003       2002     % Change
                                         ----       ----     --------
Actual:
Number of hospitals at end of period        28         23      21.7%
Licensed beds at end of period           2,624      2,197      19.4%
Weighted average licensed beds           2,619      2,197      19.2%
Average daily census                     1,055        935      12.8%
Average length of stay                     4.0        4.1      (2.4%)

Revenues ($ in millions)                $220.9     $181.6      21.6%
Revenues per equivalent admission       $4,919     $4,832       1.8%
Equivalent admissions (1)               44,912     37,588      19.5%
Outpatient factor (1)                     1.91       1.83       4.5%
Outpatient surgeries                    18,859     16,166      16.7%
Inpatient surgeries                      6,663      5,652      17.9%
Emergency room visits                   99,738     84,987      17.4%
Admissions                              23,477     20,551      14.2%

Net outpatient revenues as
a percentage of net revenues              50.2%      47.7%      N/A

Same-Hospital: (2)
Number of hospitals at end of period        23         23         -%
Licensed beds at end of period           2,203      2,197       0.3%
Weighted average licensed beds           2,198      2,197         -%
Average daily census                       890        935      (4.8%)
Average length of stay                     4.1        4.1         -%

Revenues ($ in millions)                $186.2     $181.6       2.5%
Revenues per equivalent admission       $5,039     $4,832       4.3%
Equivalent admissions (1)               36,951     37,588      (1.7%)
Outpatient factor (1)                     1.90       1.83       3.6%
Outpatient surgeries                    15,910     16,166      (1.6%)
Inpatient surgeries                      5,659      5,652       0.1%
Emergency room visits                   84,492     84,987      (0.6%)
Admissions                              19,489     20,551      (5.2%)

Net outpatient revenues as a
percentage of net revenues                49.8%      47.7%       N/A

(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2) Same-hospital information excludes the operations of hospitals that the Company acquired during the periods presented. The costs of corporate overhead are included in same-hospital information.

    CONTACT: LifePoint Hospitals, Inc., Brentwood
             Michael J. Culotta, 615/372-8512
             www.lifepointhospitals.com